UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2010

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, TrueBlue, Inc. (the “Company”) appointed Bonnie W. Soodik to the Company’s Board of Directors. Ms. Soodik, age 58, was a long-time executive at The Boeing Company, most recently serving as the Senior Vice President of the Office of Internal Governance until 2007. Ms. Soodik will serve on the Company’s Audit Committee and its Corporate Governance and Nominating Committee. There are no arrangements or understandings between Ms. Soodik and any other persons pursuant to which Ms. Soodik was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Ms. Soodik was or is to be a party, in which Ms. Soodik, or any member of her immediate family, has a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2010, the Company issued a press release (the “Press Release”) relating to the appointment of Bonnie W. Soodik to the Company’s Board of Directors, attached to this report as Exhibit 99.1. The Press Release is being furnished pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company dated March 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: March 12, 2010	By:	/s/ JAMES E. DEFEBAUGH
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary